Filed Pursuant to Rule 424(b)(5)
Registration No. 333-296905

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 1, 2026)

$250,000,000

enCore Energy Corp.

Common Shares

This prospectus supplement and the accompanying prospectus relate to the issuance and sale, from time to time, of our common shares, no par value, (the “Offered Shares”) pursuant to an “at the market” equity offering program having an aggregate sales price of up to $250,000,000 (or equivalent thereof in Canadian dollars determined using the daily exchange rate posted by the Bank of Canada on the date such common shares are sold) through Cantor Fitzgerald Canada Corporation (the “Canadian Lead Agent”) and RBC Dominion Securities Inc., as Canadian sales agents (each, a “Canadian sales agent” and collectively, the “Canadian sales agents”), and Cantor Fitzgerald & Co. (the “U.S. Lead Agent” and, together with the Canadian Lead Agent, the “Lead Agents” and each, a “Lead Agent”), RBC Capital Markets, LLC, B. Riley Securities, Inc. and Jett Capital Advisors, LLC, as U.S. sales agents (each, a “U.S. sales agent” and collectively, the “U.S. sales agents”) (the “U.S. sales agents,” together with the “Canadian sales agents,” the “sales agents”). These sales will be made pursuant to the terms of the Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), dated August 13, 2026, among us and the sales agents.

Our common shares are listed on The Nasdaq Capital Market LLC, or Nasdaq, and the TSX Venture Exchange, or TSX-V, under the symbol “EU.” On August 12, 2026, the last reported sale price of our common shares on Nasdaq was $1.38 per common share and on the TSX-V CAD$1.93 per common share.

Sales of the Offered Shares, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made by means of ordinary brokers’ transactions on Nasdaq or the TSX-V, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices based on prevailing market prices. The sales agents may also sell the Offered Shares by any other method agreed by the Company and the applicable sales agent and permitted by applicable law, including, without limitation, as block transactions. The Lead Agents are not required, individually or collectively, to sell any specific number of Offered Shares or dollar amount of the Offered Shares, but each Lead Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Offered Shares on terms mutually agreeable to the Lead Agent and us. See “Plan of Distribution” included in this prospectus supplement.

The Lead Agents will be entitled to compensation that will not exceed, but may be lower than, 2.25% of the gross offering proceeds for any Offered Shares sold through them as sales agents from time to time under the Sales Agreement. Each of the sales agents may be deemed an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting discounts or commissions.

This “at the market” offering is being made concurrently in Canada under the terms of a prospectus supplement to a short form base shelf prospectus filed with the securities commissions or similar authorities in each of the provinces and territories of Canada. Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus under Canadian securities laws and therefore does not qualify the Offered Shares in Canada.

Investing in the Offered Shares involves a high degree of risk. You should read carefully the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as additional risks that may be described in future reports or information that we file with the Securities and Exchange Commission, or the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Cantor	RBC Capital Markets	B. Riley Securities	Jett Capital Advisors, LLC

The date of this prospectus supplement is August 13, 2026.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free-writing prospectus. We have not, and the sales agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free-writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offer and sale from time to time of the Offered Shares pursuant to the Sales Agreement, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the Offered Shares.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement supersedes such information. In addition, any statement in a filing we make with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Documents Incorporated by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

References in this prospectus supplement to “$” are to United States dollars and references to “CAD$” are to Canadian dollars.

Unless the context otherwise indicates, the terms “enCore,” the “Company,” “we,” “us,” and “our” as used in this prospectus supplement refer to enCore Energy Corp. and its consolidated subsidiaries. The phrase “this prospectus supplement” refers to this prospectus supplement, unless the context otherwise requires.

CANADIAN PROSPECTUS

This “at the market” offering is being made concurrently in the United States pursuant to this prospectus supplement and the accompanying base prospectus and in Canada pursuant to a prospectus supplement to a short form base shelf prospectus filed with the securities commissions or similar authorities in each of the provinces and territories of Canada. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the Canadian prospectus supplement and short form base shelf prospectus. Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus under Canadian securities laws and therefore does not qualify the Offered Shares in Canada.

NOTICE REGARDING MINERAL DISCLOSURE

The technical report summaries for enCore’s material mineral projects incorporated by reference into this prospectus have been prepared in accordance with subpart 1300 of Regulation S-K – Disclosure by Registrants Engaged in Mining Operations, or S-K 1300.

Under S-K 1300, the SEC recognizes estimates of “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources.” Readers should not assume that any part or all of the mineralization in the “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources” categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Further, inferred mineral resources are subject to uncertainty as to their existence and as to their economic and legal feasibility. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation that are subject to risks and uncertainties. Forward-looking statements and information can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” “plans,” “maintains,” “projects” and similar terminology or variations (including negative variations) of such words and phrases or statements. Forward-looking statements and information are not historical facts, are made as of the date of this prospectus, and include, but are not limited to, statements regarding discussions of results from operations (including, without limitation, statements about the Company’s opportunities, strategies, competition, expected activities, revenues from existing contracts and expenditures, including its sales strategy providing a base level of projected income as the Company pursues its business plan, the adequacy of the Company’s available cash resources and other statements about future events or results), performance (both operational and financial), including operational expansion and exploration and expected wellfield capacities, statements regarding expected annualized cost savings, statements regarding the ability to complete, and the timing of completion of a distribution of common shares of Verdera Energy Corp. and the ability to meet expectations regarding the continuation of delineation drilling adjacent to existing wellfields, the offering of Offered Shares, including the expected use of the net proceeds, if any, received therefrom by the Company and the aggregate value of the Offered Shares that may be issued pursuant to the offering, the Company’s assessment of the potential impact of the various risk factors identified in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein, future business plans and opportunities and statements as to management’s expectations.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Some of the risks and uncertainties that could cause actual results to differ materially from any future results expressed in or implied by the forward-looking statements and information in this prospectus include, among others, the following:

•

our history of negative operating cash flows and our ability to develop or maintain positive cash flow from our extraction activities and the ability to obtain additional financing, if needed, in connection with the implementation of business and strategic plans;

•	risks associated with our expansion-by-acquisition strategy;

•	our properties do not contain mineral reserves and some of our properties, projects and facilities may not be economic within a reasonable time period or at all;

•	reliance on key personnel, contractors and experts;

•	conflicts of interest of our directors and officers;

•	risks associated with exploration of, development of and extraction from mineral properties;

•	our reliance on third-party drilling contractors, including an increased risk of loss, including weather-related risks or underutilization of drilling rigs;

•	risks inherent to mineral exploration and extraction;

•	the commercial viability of economic extraction of minerals from uranium deposits;

•	the subjectiveness and uncertainty of estimations of mineral resources;

•	future mineral extraction estimates may not be achieved;

S-iii

•	estimates of commodity prices used in preliminary economic assessments may never be realized;

•	requirements to obtain or retain key permits to advance or achieve extraction;

•	involvement of external groups, including Native American tribes or non-governmental organizations, in the permitting process;

•	challenges to title of our mineral property interests;

•	our ability to attract, retain, train, motivate and develop skilled employees;

•	existing competition and geopolitical changes in the competitive landscape;

•	public opinion and perception of nuclear energy;

•	volatility in market prices of uranium;

•	applicable laws, regulations and standards, including environmental protection laws and regulations;

•	our ability to raise equity or obtain debt financing, including obtaining additional financing on acceptable terms when needed;

•	accuracy of extraction, capital and operating cost estimates;

•	ability of novel methods for extraction to yield anticipated results;

•	the need for technical innovation and risk of obsolescence;

•	availability of a public market for uranium, including global demand and supply;

•	changes and uncertainty in U.S. trade policy, tariff and import/export regulations;

•	risks related to our operations on federal lands, including possible designation of national monuments or withdrawal of permits;

•	risks related to our Alta Mesa joint venture;

•	taxation implications of U.S. holders if the Company is a passive foreign investment company;

•	potential dilution if we issue additional common shares or securities convertible into common shares;

•	price volatility of our common shares;

•	our expectation to not declare or pay dividends;

•	reliance on information technology systems and cybersecurity risks;

•	the time and resources necessary to comply with corporate governance practices and securities rules and regulations in the United States and Canada;

•	our management’s ability to maintain effective internal controls;

•	our remediation plan and ability to remediate the material weaknesses in our internal controls over financial reporting;

•	potential lack of access to enforcement of civil liabilities against the Company or its directors and officers;

•	our ability to protect our proprietary data, technology and intellectual property;

•	changes in climate conditions; and

•	other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the SEC.

We urge you to carefully consider these risks and review the additional disclosures we make concerning risks and other factors that may materially affect the outcome of our forward-looking statements and our future business

S-iv

and operating results, including those made in this prospectus supplement under “Risk Factors,” those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, or our Annual Report, and those made in our Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and in any free writing prospectus. We caution you that any forward-looking statements made in this prospectus supplement, any free writing prospectus and the documents incorporated herein and therein by reference are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. Except as required by law, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the Offered Shares. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein, as well as any free writing prospectus provided or approved by us. Please read the section of this prospectus supplement entitled “Risk Factors” for more information about important risks that you should consider before investing in the Offered Shares.

Our Company

The Company is focused on extracting domestic uranium within the United States. The Company utilizes proven in-situ recovery technology to produce uranium for use in the generation of reliable and carbon-free nuclear energy. In 2023, the Company commenced uranium extraction in South Texas. enCore’s strategy is to build uranium extraction capacity by developing and placing into operation a series of uranium extraction facilities in South Texas, followed by a future pipeline of exploration projects in South Dakota and Wyoming, becoming a leading supplier of domestic uranium to fuel a growing demand for clean energy generation using nuclear power.

As of June 30, 2026, the Company is an “Exploration Stage Issuer” as defined by S-K 1300, as we have not established proven or probable mineral reserves through the completion of a pre-feasibility or feasibility study for any of our uranium projects. Even though we commenced extraction of uranium at our Rosita Uranium Project and our Alta Mesa Uranium Project, the Company remains classified as an exploration stage issuer and will continue to remain an exploration stage issuer until such time as proven or probable mineral reserves have been established at one of our uranium projects.

The Company’s common shares are listed on Nasdaq and the TSX-V under the trading symbol “EU.”

Corporate Information

enCore was incorporated on October 30, 2009 under the Business Corporations Act (British Columbia), or the BCBCA, under the name “Dauntless Capital Corp.” The Company’s name was changed to “Tigris Uranium Corp.” on September 2, 2010, and changed to “Wolfpack Gold Corp.” on May 15, 2013. On August 15, 2014, the Company’s name was changed to “enCore Energy Corp.”

The Company’s principal executive offices are located at One Galleria Tower, 13355 Noel Road, Suite 1700, Dallas, Texas 75240. The Company’s telephone number is (361) 239-2025. The Company maintains a website located at www.encoreuranium.com. The information contained on or that can be accessed through our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report we file or furnish to the SEC.

THE OFFERING

The offering terms are summarized below solely for your convenience. For a more complete description of the terms of the Offered Shares, see “Description of Common Shares” beginning on page 9 of the accompanying prospectus.

Issuer	enCore Energy Corp.

Securities Offered	common shares having an aggregate sales price of up to $250,000,000 (or equivalent thereof in Canadian dollars determined using the daily exchange rate posted by the Bank of Canada on the date such common shares are sold).

Manner of Offering	“At the market offering” that may be made from time to time through our sales agents, including, without limitation, sales made on or through the TSX-V or Nasdaq or any other marketplace in the United States or Canada where the common shares may be traded. The sales agents may also sell the Offered Shares by any other method agreed by the Company and the applicable sales agent and permitted by applicable law, including, without limitation, as block transactions. See “Plan of Distribution” for more information.

Use of Proceeds	We intend to use the net proceeds from the sale of the Offered Shares through the sales agents for possible future acquisitions, other strategic growth opportunities and general corporate purposes.

See “Use of Proceeds” in this prospectus supplement.

Risk Factors	Investing in the Offered Shares involves a high degree of risk and the purchasers of the Offered Shares may lose their entire investment. Before deciding to invest in the Offered Shares, please carefully read the section entitled “Risk Factors” herein and the risk factors described in our Annual Report, our Quarterly Reports on Form 10-Q and our other periodic reports filed with the SEC and incorporated by reference herein.

Nasdaq and TSX-V Symbols	“EU.”

The number of common shares that will be outstanding immediately after this offering as shown above is based on 194,250,599 common shares issued and outstanding as of June 30, 2026. The number of shares outstanding as of June 30, 2026 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•	6,758,723 common shares issuable upon the exercise of stock options outstanding as of June 30, 2026, at exercise prices ranging from CAD$2.40 to CAD$5.76 and $3.10 to $3.47;

•	3,899,236 common shares issuable upon the vesting of restricted stock units outstanding as of June 30, 2026;

•	300,000 common shares issuable upon the vesting of performance share units outstanding as of June 30, 2026;

•	12,849,359 additional common shares available for future issuance under our 2024 Long-Term Incentive Plan, or LTIP, as of June 30, 2026; and

•	the common shares reserved for issuance upon conversion of our 5.50% Convertible Senior Notes due 2030.

Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement assumes no exercise of the outstanding stock options and no vesting of any restricted stock units described above.

RISK FACTORS

Investing in our securities involves significant risks. In addition to other information in this prospectus supplement, you should consider the specific risks described in our Annual Report, the risk factors described under the caption “Risk Factors” herein and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. See “Incorporation of Certain Information by Reference.” Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to this Offering

The price of our common shares has been and may continue to be volatile, and you could lose all or part of your investment.

The price of our common shares has been volatile in the past and may be volatile in the future, and it has experienced declines in the past and may experience future declines. Volatility in the market price of our common shares may prevent you from being able to sell your shares at or above the price you paid for your shares. The market price of our common shares could fluctuate significantly for various reasons, which may include:

•	our quarterly or annual earnings or those of other companies in our industry;

•	changes in laws or regulations, or new interpretations or applications of laws or regulations, that are applicable to our business;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	additions or departures of our senior management personnel;

•	sales of our common shares by our directors and executive officers;

•	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

•	actions by shareholders;

•

the level and quality of research analyst coverage for our common shares, changes in financial estimates or investment recommendations by securities analysts following our business or failure to meet such estimates;

•	the financial disclosure we may provide to the public, any changes in such disclosure or our failure to meet such disclosure;

•

adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance of financial institutions or transactional counterparties;

•	various market factors or perceived market factors, including rumors, whether or not correct, involving us or our competitors;

•	acquisitions by us or our competitors;

•	short sales, hedging and other derivative transactions in our common shares;

•	the operating and share price performance of other companies that investors may deem comparable to us; and

•	other events or factors, including those impacting market conditions for equity securities and general economic, political and market conditions.

This volatility has had an impact on the market price of securities issued by many companies, including companies in our industry. The price of our common shares could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our share price.

In the past, following periods of market volatility in the price of a company’s securities, security holders have often instituted class action litigation. We are currently subject to this type of litigation and may continue to be a target in the future. Securities litigation against us, regardless of the outcome, has resulted and could result in substantial legal costs and our management’s attention has and could be diverted from the operation of our business, causing our business to suffer.

An investment in our common shares is highly speculative.

An investment in our common shares is highly speculative. While we have commenced uranium extraction from certain of our projects, we are an “Exploration Stage Issuer” under S-K 1300 because we do not have proven or probable mineral reserves, and we have limited experience operating uranium production facilities at a commercial scale. There can be no assurance that we will successfully advance our projects from their current state to profitable commercial production. For example, we have no history of simultaneously operating multiple uranium production facilities and may encounter operational, logistical or technical challenges in scaling our operations across our portfolio. In addition, while technical reports and studies for our projects rely on certain cost assumptions, actual capital and operating costs may be significantly higher than estimated, in particular as a result of inflationary pressures, supply chain constraints for specialized uranium mining equipment, tariffs affecting imports of critical components and evolving regulatory requirements specific to uranium projects. In addition, while uranium prices have experienced meaningful increases in recent periods, there can be no guarantee that such prices are sustainable or that future market conditions will support the economic viability of advancing all or any of our projects to production. As a result, an investment in our common shares is highly speculative and investors should read the risk factors set forth herein, in our Annual Report and in other documents incorporated by reference into this prospectus supplement carefully before making an investment in our common shares.

Since we do not expect to pay dividends for the foreseeable future, investors may be forced to sell their shares in order to realize a return on their investment.

We have never paid cash dividends on our common shares. We currently intend to retain future earnings, if any, to fund the development and growth of our business, and do not anticipate paying any cash dividends on our common shares for the foreseeable future. Any payment of cash dividends will be at the discretion of our board of directors and will depend on our financial condition, capital requirements, legal and contractual requirements, earnings and other factors. Consequently, you should not rely on dividends in order to receive a return on your investment.

Sales of a significant number of common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.

Sales of a substantial number of our common shares in the public markets, or the perception that such sales might occur, could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

Our management may spend the proceeds of this offering in ways with which you may disagree or that may not be profitable.

We intend to use the net proceeds to us from this offering for possible future acquisitions, other strategic growth opportunities and general corporate purposes. Our management will have broad discretion to apply the net proceeds, and investors will rely on our management’s judgment in spending the net proceeds. Our management may use the proceeds in ways that do not earn a profit or otherwise result in the creation of shareholder value. In addition, pending our use of the proceeds, we may invest the proceeds primarily in instruments that do not produce significant income or that may lose value.

Additional issuances of common shares, or securities convertible into such classes of shares, may result in voting and economic dilution to our shareholders.

We may issue additional securities in the future in connection with acquisitions, equity incentive plans, securities offerings and financing transactions (including through the sale of securities convertible into or exchangeable or exercisable for common shares), which would dilute our shareholders’ holdings in the Company. Our Articles permit the issuance of an unlimited number of common shares, and our shareholders have no pre-emptive rights in connection with any further issuances. Our board of directors has discretion to determine the price and the terms of further issuances, and such terms could include rights, preferences and privileges superior to those of our existing outstanding securities. We cannot predict the size or nature of future issuances or the effect that future issuances and sales of our securities will have on the market price of the common shares. Issuances of a substantial number of additional securities by us, or the perception that such issuances could occur, may adversely affect prevailing market prices for the common shares. With any additional issuance of our securities, investors will suffer dilution to their voting power and we may experience dilution in our revenue and earnings per share.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the Offered Shares through the sales agents for possible future acquisitions, other strategic growth opportunities and general corporate purposes. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have broad discretion to apply the net proceeds of this offering.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to interest-bearing accounts and short-term, interest-bearing instruments.

DILUTION

If you purchase the Offered Shares, your interest will be diluted to the extent of the difference between the public offering price per common share and the net tangible book value per common share after this offering. Our net tangible book value as of June 30, 2026 was approximately $221.9 million, which is calculated by subtracting total liabilities from total tangible assets, or approximately $1.14 per share. Total tangible assets is calculated by subtracting non-controlling interests from total assets. Net tangible book value per share is calculated by dividing our net tangible book value by the total number of common shares issued and outstanding as of June 30, 2026.

After giving effect to the sale of the Offered Shares during the term of the Sales Agreement with the sales agents at an assumed public offering price of $1.38 per share, the last reported sale price of our common shares on Nasdaq on August 12, 2026, and after deducting commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2026 would have been $465.4 million, or $1.24 per common share. This amount represents an immediate increase in net tangible book value to existing shareholders of $0.10 per share and an immediate dilution in net tangible book value of $0.14 per share to purchasers of the Offered Shares, as illustrated in the following table:

Assumed public offering price per share		$1.38
Net tangible book value per share as of June 30, 2026	$1.14
Increase in net tangible book value per share attributable to this offering	$0.10

As-adjusted net tangible book value per share as of June 30, 2026		$1.24

Dilution in net tangible book value per share to investors in this offering		$0.14

The table above assumes for illustrative purposes that an aggregate of 181,159,420 of the Offered Shares are sold during the term of the Sales Agreement at a price of $1.38 per share, the last reported sale price of our common shares on Nasdaq on August 12, 2026, for aggregate gross proceeds of up to $250.0 million. In fact, the shares subject to the Sales Agreement will be sold, if at all, from time to time at prices that may vary. The Offered Shares sold under the Sales Agreement, if any, will be sold from time to time at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices based on prevailing market prices. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of Offered Shares sold.

The number of common shares that will be outstanding after this offering as shown above is based on 194,250,599 common shares outstanding as of June 30, 2026 and excludes as of such date:

•	6,758,723 common shares issuable upon the exercise of stock options outstanding;

•	3,899,236 common shares underlying unvested restricted stock units outstanding;

•	300,000 common shares issuable upon the vesting of performance share units outstanding;

•	12,849,359 common shares reserved for issuance under our LTIP; and

•	the common shares reserved for issuance upon conversion of our 5.50% Convertible Senior Notes due 2030.

To the extent that options have been exercised or unvested restricted stock units vest, investors purchasing the Offered Shares may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, with the sales agents, under which we may offer and sell from time to time Offered Shares of the Company having an aggregate sale price of up to $250,000,000 (or equivalent thereof in Canadian dollars determined using the daily exchange rate posted by the Bank of Canada on the date such common shares are sold) through the sales agents.

Sales of the Offered Shares if any under this prospectus supplement will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, including without limitation sales made on or through Nasdaq or the TSX-V or any other marketplace in the United States or Canada where the common shares may be traded. The sales agents may also sell the Offered Shares by any other method agreed by us and the applicable sales agent and permitted by applicable law, including without limitation, as block transactions. The U.S. sales agents will only sell Offered Shares on marketplaces in the United States, and the Canadian sales agents will only sell Offered Shares on marketplaces in Canada.

The Offered Shares will be distributed at market prices prevailing at the time of sale. As a result prices at which Offered Shares are sold may vary between purchasers and during the period of any distribution. We cannot predict the number of Offered Shares that we may sell under the Sales Agreement on Nasdaq, the TSX-V or any other trading market for the common shares in the United States or Canada or if any Offered Shares will be sold. There is no minimum amount of funds that must be raised in this offering. This means that this offering may terminate after raising only a portion of the offering amount set out above, or none at all.

We will designate the maximum amount of Offered Shares to be sold through the Lead Agents on a daily basis or otherwise as we and the Lead Agents agree and the minimum price per Offered Share at which such Offered Shares may be sold. No Lead Agent is required to sell any specific number or dollar amount of the Offered Shares but the Lead Agents will use their commercially reasonable efforts to sell on our behalf all of the Offered Shares designated by us pursuant to an agency transaction notice consistent with their normal trading and sales practices and applicable law and regulation and on the terms and subject to the conditions of the Sales Agreement. We may instruct the Lead Agents not to sell any Offered Shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or any Lead Agent with respect to itself only may suspend the offering of Offered Shares in accordance with the terms and conditions of the Sales Agreement by notifying the other parties to the Sales Agreement. The offering of the Offered Shares by the Lead Agents is subject to receipt and acceptance of an agency transaction notice and subject to the Lead Agents’ right to reject any order in whole or in part.

The Lead Agents will provide us with written confirmation no later than the opening of the trading day on Nasdaq and the TSX-V, as applicable, following the trading day on which Offered Shares are sold under the Sales Agreement. Each confirmation will include the number of Offered Shares and the average price of Offered Shares sold on such day (showing the number and the average price of Offered Shares sold on Nasdaq, the TSX-V or on any other marketplace), the commission payable by us to the Lead Agents with respect to such sales and the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales). To the extent required by applicable Canadian securities laws and the Exchange Act, we will report for each annual and interim period during which Offered Shares are distributed pursuant to this offering the number and average price of the Offered Shares distributed and the aggregate gross and aggregate net proceeds raised and the aggregate commissions paid or payable under the offering.

The compensation payable to the Lead Agents for sales of Offered Shares sold pursuant to the Sales Agreement will be up to 2.25% of the gross offering proceeds per Offered Share sold under the Sales Agreement and will be paid in the same currency as the Offered Shares to which such commission pertains were sold. The compensation shall be allocated among the sales agents in such amounts as may be agreed to by us and the Lead Agents.

Settlement of any sales of Offered Shares will occur on the first trading day or such other day as is industry practice in the applicable jurisdiction for regular-way trading following the date on which such sales are made.

There is no arrangement for funds to be received in an escrow, trust, or similar arrangement. Sales of Offered Shares in the United States will be settled through the facilities of The Depository Trust Company or by such other means as we and the Lead Agents may agree and sales of Offered Shares in Canada will be settled through the facilities of CDS Clearing and Depository Services Inc. or by such other means as we and the Lead Agents may agree.

If we or the Lead Agents have reason to believe that the exemptive provisions set forth in Rule 101(c)(l) of Regulation M under the Exchange Act are not satisfied with respect to us or our common shares, we or the applicable Lead Agent(s), as applicable, are required by the Sales Agreement to notify the other parties and sales of Offered Shares under the Sales Agreement must be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

The offering of the Offered Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of the Offered Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement by us or by the sales agents as provided therein.

In connection with the sales of the Offered Shares on our behalf, the sales agents may each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each of the sales agents may be deemed to be underwriting commissions or discounts.

We have agreed to provide indemnification and contribution to the several sales agents against certain liabilities, including liabilities under Canadian securities laws, the Securities Act and the Exchange Act. In addition, we have agreed to pay the reasonable expenses of the sales agents in connection with this offering.

No sales agent involved in the at-the-market distribution, no affiliate of such a sales agent and no person or company acting jointly or in concert with a sales agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the prospectus or this prospectus supplement, including selling an aggregate number or principal amount of securities that would result in the sales agent creating an over-allocation position in the securities.

The total expenses that we incurred related to the commencement of the offering, excluding the commission payable to the sales agents under the terms of the Sales Agreement, were approximately $900,000.

The issued and outstanding Offered Shares are listed and traded on Nasdaq and the TSX-V. Nasdaq has authorized the listing of the Offered Shares that may be distributed under the offering, subject to official notice of issuance. The TSX-V has conditionally approved the listing of the Offered Shares that may be distributed under the offering, subject to us fulfilling all of the requirements of the TSX-V.

Other Relationships

The sales agents or their affiliates perform, have performed and may in the future perform commercial banking, investment banking and advisory services for us from time to time for which they receive and have received customary fees and expenses. The sales agents may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In addition, in the ordinary course of their business activities, the sales agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our or our affiliates’ securities and/or instruments. The sales agents and their affiliates may also make investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The decision to make any distribution of Offered Shares pursuant to the offering and the determination of the terms of the of the offering from time to time will be made through negotiation between us and the sales agents.

CANADIAN TAX PROPOSAL

Proposed Amendments to the Tax Act (as defined in the accompanying base prospectus) announced subsequent to the filing of the accompanying base prospectus can affect the determination of whether the Offered Shares are “taxable Canadian property”.

A Non-Resident Holder (as defined in the accompanying base prospectus) generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of an Offered Share, unless such Offered Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

Provided the Offered Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which includes the TSX-V and Nasdaq), at the time of disposition, the Offered Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act); (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the Offered Shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), or options in respect of, or interests in or for civil law rights in, such properties, whether or not such property exists.

Pursuant to Tax Proposals released by the Department of Finance (Canada) on July 23, 2026 (the “TCP Proposals”), shares that are listed on a designated stock exchange would be deemed to include an option, an interest or right in such shares, whether or not such shares exist, such that any such options, interests or rights held by a Non-Resident Holder would be included in determining whether such Non-Resident Holder exceeds the 25% threshold described in (a) above. The TCP Proposals are proposed to come into force on Royal Assent.

See “CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR NON-RESIDENTS OF CANADA – Disposition of Common Shares” in the accompanying base prospectus.

WHERE YOU CAN FIND MORE INFORMATION

enCore’s internet address is www.encoreuranium.com. Through this website, our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed with or furnished to the SEC. Information on our website, and information accessible through our website, is not incorporated by reference into this prospectus supplement and accompanying prospectus.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. We also file reports, circulars, annual information statements and other information regarding us with the securities regulatory authorities of Canada via SEDAR+ at www.sedarplus.com.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is part, and related exhibits under the Securities Act. The registration statement contains additional relevant information. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026 and for the quarter ended June 30, 2026, filed with SEC on August 13, 2026;

•	our Current Reports on Form 8-K, filed with the SEC on March 2, 2026, April 20, 2026, June 16, 2026 and July 9, 2026; and

•

the description of our common shares contained in our Registration Statement on Form F-10/A, filed with the SEC on June 20, 2023, including any subsequent amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) on or after the date of this prospectus supplement until we sell all of the securities we are offering under this prospectus supplement. The information contained in any such document will be considered part of this prospectus supplement and the accompanying prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Under no circumstances will any information filed under Items 2.02 or 7.01 of our current reports on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying prospectus (or a notice of registration in lieu thereof) is delivered a copy of any or all of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus (including any exhibits that are specifically incorporated by reference in those documents) at no cost upon written or oral request. Any such request can be made to us by writing or calling us at the following address and telephone number:

enCore Energy Corp.

One Galleria Tower, 13355 Noel Road, Suite 1700

Dallas, Texas 75240

Telephone: (361) 239-2025

LEGAL MATTERS

Certain U.S. matters will be passed upon for us by Paul Hastings LLP, Dallas, Texas. The validity of the Offered Shares offered hereby and certain matters relating to Canadian laws will be passed upon for us by Morton Law LLP, Vancouver, British Columbia. Sidley Austin LLP, New York, New York is acting as counsel to the sales agents.

EXPERTS

The consolidated financial statements of enCore Energy Corp. as of December 31, 2025 and 2024, and for each of the years in the two year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The following are the qualified persons involved in preparing the S-K 1300 technical reports or who certified a statement, report or valuation from which certain scientific and technical information relating to enCore’s material mineral projects contained in this prospectus supplement has been derived, and in some instances extracted from:

•

Ray Moores, P.E. and Christopher McDowell, P.G. in regard to the Technical Report on the Gas Hills Uranium Project, Fremont and Natrona Counties, Wyoming, USA, dated February 4, 2025 with an effective date of December 31, 2024;

•	SOLA Project Services, LLC in regard to the S-K 1300 Technical Report Summary for the Dewey Burdock Project, South Dakota, USA, dated January 6, 2025 with an effective date of October 8, 2024;

•

Ray Moores, P.E. and Christopher McDowell, P.G. in regard to Technical Report on the South Texas Integrated Uranium Projects, Texas, USA, dated February 13, 2025 with an effective date of December 31, 2024;

•

SOLA Project Services, LLC in regard to the S-K 1300 Technical Report Summary for the Alta Mesa Uranium Project, Brooks County, Texas, USA, dated February 19, 2025 with an effective date of December 31, 2024; and

•

SOLA Project Services, LLC in regard to the S-K 1300 Initial Assessment Technical Report Summary for the Mesteña Grande Project, Brooks and Jim Hogg Counties, Texas, USA, dated February 19, 2025 with an effective date of December 31, 2024.

The named experts held, directly or indirectly, less than one percent of the issued and outstanding common shares of enCore, at the time of the preparation of the above-noted technical reports. The authors have reviewed and approved the technical and scientific information included in this prospectus supplement, which has been summarized from the technical reports.

ENCORE ENERGY CORP.

$700,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Subscription Receipts

Share Purchase Contracts

Units

enCore Energy Corp. (“enCore”, “we” or the “Company”) may offer and sell, from time to time, up to $700,000,000 aggregate initial offering price of common shares of the Company (“Common Shares”), preferred shares of the Company (“Preferred Shares”), debt securities (“Debt Securities”), warrants to purchase Common Shares or Debt Securities (“Warrants”), subscription receipts (“Subscription Receipts”), share purchase contracts (“Share Purchase Contracts”) or units (“Units”) comprised of one or more of any of the other securities described herein (all of the foregoing, collectively, the “Securities”) or any combination thereof in one or more transactions under this prospectus (the “Prospectus”). We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any Securities registered hereunder, including any applicable antidilution provisions.

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the applicable Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus, carefully before you invest.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. If any underwriters, dealers or agents are involved in the sale of any of the Securities, the applicable Prospectus Supplement will set forth their names and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

This Prospectus may not be used to consummate a sale of any Securities unless accompanied by a Prospectus Supplement.

The Common Shares are traded on the Nasdaq Capital Market LLC (“Nasdaq”) and the TSX Venture Exchange (“TSX-V”) under the symbol “EU”. On June 17, 2026, the last reported sale price of the Common Shares on Nasdaq was $1.62 per Common Share and on the TSX-V was CAD$2.30 per Common Share. As of the date of this Prospectus, other than our Common Shares, none of the Securities that we may offer by this Prospectus are listed on any national securities exchange or automated quotation system.

Investing in our Securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 8 herein and the “Risk Factors” section contained in the applicable Prospectus Supplement and in the documents that are incorporated by reference into this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 1, 2026.

i

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $700,000,000.

This Prospectus provides you only with a general description of the Securities that we may offer. Each time Securities are sold under the shelf registration statement, we will provide a Prospectus Supplement that will contain specific information about the terms of those Securities and the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. If there is any inconsistency between the information in this Prospectus and any Prospectus Supplement, you should rely on the information in the Prospectus Supplement. You should read both this Prospectus and any Prospectus Supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find More Information” below.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in or incorporated by reference into this Prospectus, in any accompanying Prospectus Supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is prohibited.

You should assume the information contained in this Prospectus, any applicable Prospectus Supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and Prospectus may have changes since those dates.

References in this Prospectus to “$” are to United States dollars unless otherwise indicated.

Unless the context requires otherwise, reference in this Prospectus to “enCore,” “the Company,” “we,” “us” and “our” refer to enCore Energy Corp.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including any information incorporated by reference herein, contains “forward-looking statements” and “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation that are subject to risks and uncertainties. Forward-looking statements and information can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” “plans,” “maintains,” “projects,” and similar terminology or variations (including negative variations) of such words and phrases or statements. Forward-looking statements and information are not historical facts, are made as of the date of this Prospectus, and include, but are not limited to, statements regarding discussions of results from operations (including, without limitation, statements about the Company’s opportunities, strategies, competition, expected activities, revenues from existing contracts and expenditures, including as the Company pursues its business plan, the adequacy of the Company’s available cash resources and other statements about future events or results), performance (both operational and financial), including operational expansion, statements regarding the ability to complete, and the timing of completion of a distribution of common shares of Verdera Energy Corp. and ability to complete, to shareholders of the Company and business prospects, expectations regarding continuation of delineation drilling adjacent to existing wellfields continuing, future business plans and opportunities and statements as to management’s expectations.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Some of the risks and uncertainties that could cause actual results to differ materially from any future results expressed in or implied by the forward-looking statements and information in this Prospectus and the documents incorporated by reference herein include, among others, the following:

•

our history of negative operating cash flows and our ability to develop or maintain positive cash flow from our extraction activities and the ability to obtain additional financing, if needed, in connection with the implementation of business and strategic plans;

•	risks associated with our expansion-by-acquisition strategy;

•	our properties do not contain mineral reserves and some of our properties, projects and facilities may not be economic within a reasonable time period or at all;

•	reliance on key personnel, contractors and experts;

•	conflicts of interest of our directors and officers;

•	risks associated with exploration of, development of, and extraction from mineral properties;

•	our reliance on third party drilling contractors, including an increased risk of loss, including weather related risks or underutilization of drilling rigs;

•	risks inherent to mineral exploration and extraction;

•	the commercial viability of economic extraction of minerals from uranium deposits;

•	the subjectiveness and uncertainty of estimations of mineral resources;

•	future mineral extraction estimates may not be achieved;

•	estimates of commodity prices used in preliminary economic assessments may never be realized;

•	requirements to obtain or retain key permits to advance or achieve extraction;

•	involvement of external groups, including Native American tribes or non-governmental organizations, in the permitting process;

•	challenges to title of our mineral property interests;

•	our ability to attract, retain, train, motivate, and develop skilled employees;

•	existing competition and geopolitical changes in the competitive landscape;

•	public opinion and perception of nuclear energy;

•	volatility in market prices of uranium;

•	applicable laws, regulations and standards, including environmental protection laws and regulations;

•	our ability to raise equity or obtain debt financing, including obtaining additional financing on acceptable terms when needed;

•	accuracy of extraction, capital and operating cost estimates;

•	ability of novel methods for extraction to yield anticipated results;

•	the need for technical innovation and risk of obsolescence;

•	availability of a public market for uranium, including global demand and supply;

•	changes and uncertainty in United States trade policy, tariff and import/export regulations;

•	risks related to our operations on federal lands, including possible designation of national monuments or withdrawal of permits;

•	risks related to our Alta Mesa joint venture;

•	taxation implications of United States holders if the Company is a passive foreign investment company;

•	potential dilution if we issue additional Common Shares, or securities convertible into Common Shares;

•	price volatility of our Common Shares;

•	our expectation to not declare or pay dividends;

•	reliance on information technology systems, and cybersecurity risks;

•	the time and resources necessary to comply with corporate governance practices and securities rules and regulations in the United States and Canada;

•	our management’s ability to maintain effective internal controls;

•	our remediation plan and ability to remediate the material weaknesses in our internal controls over financial reporting;

•	potential lack of access to enforcement of civil liabilities against the Company or its directors and officers;

•	our ability to protect our proprietary data, technology and intellectual property;

•	changes in climate conditions; and

•

other risks included under the heading “Risk Factors” in this Prospectus and under Part I, Item IA, “Risk Factors” of our Annual Report on Form 10-K filed with the SEC on March 31, 2026 (the “2025 Annual Report”)

We urge you to carefully consider these risks and review the additional disclosures we make concerning risks and other factors that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those made in “Item 1A. Risk Factors” in our 2025 Annual Report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any Prospectus Supplement. We caution you that any forward-looking statements made in this Prospectus, any Prospectus Supplement and the documents incorporated herein and therein by reference are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of their respective dates. Except as required by law, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in Securities, you should carefully read this entire Prospectus, the applicable Prospectus Supplement and any related free writing prospectus, including our financial statements and the related notes and other documents incorporated by reference in this Prospectus, as well as the risks of investing in our Securities discussed under the heading “Risk Factors” contained in the applicable Prospectus Supplement and any related free writing prospectus and under similar headings in the other documents that are incorporated by reference into this Prospectus and the applicable Prospectus Supplement.

Our Company

enCore Energy Corp., America’s Clean Energy Company™, was incorporated on October 30, 2009, under the laws of British Columbia and is a reporting issuer in all of the provinces and territories of Canada. As of January 1, 2025, the Company ceased to be a “foreign private issuer” and has become a “domestic issuer” and a non-accelerated filer within the meanings under the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, the Company must comply with the filing deadlines and disclosure obligations of a domestic issuer and non-accelerated filer as set forth in the Exchange Act. This classification impacts the timing of our periodic filings, internal control assessments, and other regulatory requirements. The Company’s Common Shares are listed on Nasdaq and the TSX-V under the trading symbol EU.

As of March 31, 2026, the Company is an “Exploration Stage Issuer” as defined by Regulation S-K 1300 (“S-K 1300”) of the Securities Act of 1933, as amended (the “Securities Act”), as it has not established proven or probable mineral reserves through the completion of a pre-feasibility or feasibility study for any of our uranium projects, as required by the SEC to be defined as a “Development Stage Issuer”. Even though we commenced extraction of uranium at our Rosita Uranium Project and our Alta Mesa Uranium Project, the Company remains classified as an Exploration Stage Issuer and will continue to remain an Exploration Stage Issuer until such time as proven or probable mineral reserves have been established at one of our uranium projects.

The Company is focused on extracting domestic uranium within the United States. The Company only utilizes proven in-situ recovery (“ISR”) technology to provide necessary fuel for the generation of clean, reliable, and carbon-free nuclear energy. In 2023, the Company commenced uranium extraction at the Rosita central processing plant (“CPP”) and at the Alta Mesa CPP in South Texas. enCore’s strategy is to build uranium extraction capacity by developing and placing into operation a series of uranium extraction facilities in South Texas, followed by a future pipeline of exploration projects in South Dakota and Wyoming, becoming a leading supplier of domestic uranium to fuel a growing demand for clean energy generation using nuclear power.

Corporate Organization

enCore was incorporated on October 30, 2009 under the Business Corporations Act (British Columbia) (the “BCBCA”) under the name “Dauntless Capital Corp.” The Company’s name was changed to “Tigris Uranium Corp.” on September 2, 2010, and changed to “Wolfpack Gold Corp.” on May 15, 2013. On August 15, 2014, the Company’s name was changed to “enCore Energy Corp.”

The Company’s principal executive offices are located at One Galleria Tower, 13355 Noel Rd, Suite 1700 Dallas, Texas 75240. The Company’s telephone number is (361) 239-2025. The Company maintains a website located at www.encoreuranium.com. From time to time, we may use our website as a distribution channel for material company information. The information contained on or that can be accessed through our website is not incorporated into and does not constitute a part of this Prospectus or any other report we file or furnish to the SEC.

The Securities Offered under this Prospectus

We may offer the Common Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts, Share Purchase Contracts or Units with a total value of up to $700,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates, and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference. However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. If any underwriters, dealers or agents are involved in the sale of any of the Securities, the applicable Prospectus Supplement will set forth their names and any applicable fee, commission or discount arrangements with them.

Common Shares

We may offer Common Shares. Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval. Holders of our Common Shares are entitled to dividends when and if declared by our Board of Directors (the “Board”). Our Common Shares are described in greater detail in this Prospectus under “Description of Common Shares.”

Preferred Shares

We may offer Preferred Shares. The Preferred Shares issuable in series will have the rights, privileges, restrictions and conditions assigned to the particular series upon the Board approving their issuance, subject to the Articles of enCore Energy Corp. (the “Articles”). The terms of any Preferred Shares offered under this Prospectus and any related agreements will be described in the Prospectus Supplement filed in respect to the issuance of such Preferred Shares.

Debt Securities

We may offer Debt Securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The Debt Securities may be issued under one or more documents called indentures, which are contracts between our Company and a trustee for the holders of the Debt Securities. In this Prospectus, we have summarized certain general features of the Debt Securities under “Description of Debt Securities.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Debt Securities being offered, as well as the complete indentures, or the forms of such Debt Securities, as applicable, that contain the terms of the Debt Securities. Indentures and/or forms of Debt Securities containing the terms of Debt Securities being offered will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Warrants

We may offer Warrants for the purchase of Common Shares or Debt Securities, in one or more series, from time to time. We may issue Warrants independently or together with Common Shares, Preferred Shares, Debt Securities or Subscription Receipts, and the Warrants may be attached to or separate from such securities.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between our Company and a warrant trustee for the holders of the Warrants. We may also choose to act as our own warrant trustee. In this Prospectus, we have summarized certain general features of the Warrants under “Description of Warrants.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the warrant certificates and, if applicable, the warrant indentures, that contain the terms of the Warrants. Specific warrant certificates and, if applicable, warrant indentures, will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Preferred Shares, Debt Securities, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between our Company and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution organized under the laws of the United States or any state thereof, or Canada or a province thereof, and authorized to carry on business as a trustee. A copy of the form of subscription receipt agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part, or will be incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Share Purchase Contracts

We may offer Share Purchase Contracts that obligate you to purchase from the Company, and the Company to sell to you, a specified or varying number of Common Shares or Preferred Shares at a future date or dates. Alternatively, the Share Purchase Contracts may obligate the Company to purchase from you, and obligate you to sell to the Company, a specified or varying number of Common Shares or Preferred Shares at a future date or dates. A copy of the form of Share Purchase Contract will be filed as an exhibit to the registration statement of which this Prospectus is a part, or will be incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Units

We may offer Units consisting of Common Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts and/or Share Purchase Contracts to purchase any of such securities in one or more series. In this Prospectus, we have summarized certain general features of the Units under “Description of Units.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered. We may evidence each series of Units by unit certificates that we will issue under a separate unit agreement with a unit agent. We may also choose to act as our own unit agent. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, any unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in our securities involves significant risks. You should consider the specific risks described in our 2025 Annual Report, filed with the SEC on March 31, 2026 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 14, 2026, the risk factors described under the caption “Risk Factors” in any applicable Prospectus Supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

USE OF PROCEEDS

Except as otherwise may be described in an applicable Prospectus Supplement, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, including, among other possible uses, mergers and acquisitions, the repayment or refinancing of short-term or long-term debt or lease obligations and other capital expenditures.

DESCRIPTION OF COMMON SHARES

The authorized capital of the Company consists of an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares without par value. As of March 31, 2026, there were 194,216,153 Common Shares issued and outstanding and no Preferred Shares are issued and outstanding. Additionally, as of March 31, 2026 there were (i) options outstanding to purchase up to 6,610,641 Common Shares at exercise prices ranging from CAD$2.40 to CAD$5.76 and $3.10 to $3.47, (ii) 3,958,425 restricted stock units outstanding and (iii) 34,959,724 Common Shares issuable upon conversion of the Company’s 5.50% Senior Convertible Notes due 2030, assuming conversion in full on such date at the initial conversion rate of 303.9976 Common Shares per $1,000 principal amount of notes.

The Common Shares are subject to the following rights, privileges, restrictions and conditions:

a)

the holders of the Common Shares are entitled to receive notice of, and attend at, and to vote in person or by proxy at general meetings of enCore shareholders and will be entitled to one vote for each such Common Share held;

b)

subject to the rights of the Preferred Shares as determined by the directors and in accordance with the Articles, the directors may, in their discretion, at any time and from time to time declare and cause enCore to pay dividends on the Common Shares; and

c)

subject to the rights, privileges, restrictions and conditions attaching to the Preferred Shares, in the event of liquidation or dissolution of enCore or other distribution of assets of enCore among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Common Shares will be entitled to share equally, share for share, in the distribution of the remaining property and assets of enCore.

The rights and restrictions attached to the Common Shares may be altered by resolutions of the Board, subject to the provisions of the BCBCA.

The transfer agent and registrar for the Common Shares is Computershare Trust Company of Canada at its principal office in Vancouver, British Columbia located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia, V6C 3B9.

DESCRIPTION OF PREFERRED SHARES

The authorized capital of the Company consists of an unlimited number of Preferred Shares without par value. As at the date of this Prospectus, there are no Preferred Shares issued and outstanding. The Preferred Shares issuable in series will have the rights, privileges, restrictions and conditions assigned to the particular series upon the Board approving their issuance, subject to the Articles. Accordingly, our Board, without shareholder approval, may issue Preferred Shares with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our Common Shares. Preferred Shares could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of Preferred

Shares may have the effect of decreasing the market price of our Common Shares, may adversely affect the voting and other rights of the holders of our Common Shares, and could have the effect of delaying, deferring or preventing a change of control of our Company or other corporate action. Preferred Shares offered hereby, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable.

The Prospectus Supplement relating to a particular class or series of Preferred Shares offered will describe the specific terms thereof, including, where applicable:

•	the title, designation, number of shares and stated value of the Preferred Shares;

•	the price at which the Preferred Shares will be issued;

•

the dividend rates, if any (or method of calculation), whether that rate is fixed or variable or both, and the dates on which dividends will be payable, whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	the dates on which the Preferred Shares will be subject to redemption and the applicable redemption prices;

•	any redemption or sinking fund provisions;

•	the convertibility or exchangeability of the Preferred Shares;

•	if other than United States dollars, the currency or currencies (including composite currencies) in which the Preferred Shares are denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of the Preferred Shares may be calculated and any commodities, currencies or indices, or the value, rate or price relevant to that calculation;

•	the place where dividends and other payments on the Preferred Shares are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the Preferred Shares;

•	any listing of the Preferred Shares on any securities exchange; and

•	any additional dividend, liquidation, redemption, preemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

The federal income tax consequences and special considerations applicable to any class or series of Preferred Shares will be generally described in the Prospectus Supplement related thereto.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable Prospectus Supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the Debt Securities that we may offer under this Prospectus. While the terms summarized below will apply generally to any Debt Securities that we may offer, we will describe the particular terms of any Debt Securities in more detail in the applicable Prospectus Supplement. The terms of any Debt Securities offered under a Prospectus Supplement may differ from the terms described below.

We may issue Debt Securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other Securities described in this Prospectus. Debt Securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a Prospectus Supplement, the Debt Securities will be our direct, unsecured obligations and may be issued in one or more series. Any Debt Securities offered by means of this Prospectus will be issued under an indenture (as amended or supplemented from time to time, the “Indenture”), to be entered into between us and such trustee as we may appoint.

The Prospectus Supplement will set forth, to the extent applicable, the following terms of the Debt Securities in respect of which the Prospectus Supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the Debt Securities;

•	any limit on the aggregate principal amount;

•	the date or dates, if any, on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the Debt Securities;

•	the covenants applicable to the Debt Securities;

•	the denominations in which such Debt Securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the Debt Securities are to be issuable in the form of certificated Debt Securities or global Debt Securities;

•	the provisions, if any, relating to any collateral provided for such Debt Securities;

•	the provisions, if any, restricting the incurrence of additional debt or issuance of additional Securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this Prospectus or in the Indenture;

•	the terms and conditions for any default;

•	the terms and conditions, if any, for conversion into or exchange for any other Securities;

•

the terms and conditions, if any, upon which the Company will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the Debt Securities to any securityholder that is not a “United States person” for U.S. federal tax purposes;

•	any index, formula or other method used to determine the amount of payments of principal (and premium, if any) or interest, if any, on the Debt Securities;

•	the terms and conditions, if any, upon which the Debt Securities shall be subordinated in right of payment to other indebtedness of enCore; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on the Debt Securities.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies (or a currency unit or units) other than the currency of the United States, or if the principal of and any premium and interest on any series of Debt Securities is payable in a currency or currencies (or a currency unit or units) other than the currency of the United States, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units in the applicable Prospectus Supplement.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other Securities will be summarized in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of Common Shares or other Securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other Securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the Securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

We will set forth in the applicable Prospectus Supplement any restrictive covenants applicable to any issue of Debt Securities.

We expect the Indenture, the Debt Securities and any guarantees will be governed by, and construed in accordance with, the laws of the state of New York, and if there is any change to the governing law, we will disclose such governing law in the applicable Prospectus Supplement.

DESCRIPTION OF WARRANTS

In the past, the Company has issued Warrants to acquire equity securities of the Company from time to time. The Company may issue Warrants, separately or together, in accordance with the policies of the TSX-V and Nasdaq, with Common Shares as Units. The Warrants would be issued under a separate Warrant agreement or indenture as Warrants are not permitted to be issued as stand-alone securities under the policies of the TSX-V. The specific terms and provisions that will apply to any Warrants that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the aggregate number of Warrants offered;

•	the price at which the Warrants will be issued;

•	the currency in which the Warrants will be offered and in which the exercise price under the Warrants may be payable;

•	upon exercise of the Warrants, the events or conditions under which the amount of Securities may be subject to adjustment;

•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

•	if applicable, the identity of the Warrant agent;

•	whether the Warrants will be listed on any securities exchange;

•	whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	any minimum or maximum subscription amount;

•

whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

•	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Preferred Shares, Warrants, Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by the Escrow Agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). If underwriters, dealers or agents are used in the sale of any Subscription Receipts, one or more of such underwriters, dealers or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter, dealer or agent.

The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. Purchasers of Subscription Receipts should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts will be filed by the Company with the securities regulatory authorities in the applicable Canadian offering jurisdictions and with the SEC after the Company has entered into it.

The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but is not limited to, any of the following, if applicable:

•	the designation and aggregate number of the Subscription Receipts being offered;

•	the price at which the Subscription Receipts will be offered;

•

the designation, number and terms of the Common Shares, Preferred Shares, Warrants, Units or any combination thereof to be received by the holders of the Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

•	the identity of the Escrow Agent;

•

the conditions (the “Release Conditions”) that must be met in order for holders of the Subscription Receipts to receive, for no additional consideration, Common Shares, Preferred Shares, Warrants, Units or any combination thereof;

•

the procedures for the issuance and delivery of the Common Shares, Preferred Shares, Warrants, Units or any combination thereof to holders of the Subscription Receipts upon satisfaction of the Release Conditions;

•

whether any payments will be made to holders of the Subscription Receipts upon delivery of the Common Shares, Preferred Shares, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

•

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of the Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•

the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters, dealers or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters, dealers or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

•

procedures for the refund by the Escrow Agent to holders of the Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•

any contractual right of rescission to be granted to initial purchasers of the Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

•	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

•	whether the Company will issue the Subscription Receipts as bearer securities, as registered securities or both;

•

provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Preferred Shares, Warrants or Units, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether the Company will apply to list the Subscription Receipts on any securities exchange;

•	the material United States and Canadian federal income tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Preferred Shares, Warrants, Units or a combination thereof on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters, dealers or agents, a portion of the Escrowed Funds may be released to such underwriters, dealers or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of votes of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement. The Subscription Receipt Agreement will also specify that the Company may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue Share Purchase Contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of Common Shares or Preferred Shares at a future date or dates. The consideration per Common Share or Preferred Share may be fixed at the time that Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. Any Share Purchase Contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such Share Purchase Contract upon the occurrence of certain events.

The Share Purchase Contracts may be issued separately or as a part of units, often known as Share Purchase Units, consisting of a Share Purchase Contract and any combination of Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the Common Shares or Preferred Shares under the Share Purchase Contracts. The Share Purchase Contracts may require us to make periodic payments to holders of the Share Purchase Units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above Securities, Common Shares or the Share Purchase Contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the Common Shares or Preferred Shares under the Share Purchase Contracts. The specific terms and provisions that will apply to any Share Purchase Contract or Share Purchase Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplements.

DESCRIPTION OF UNITS

As of the date of this Prospectus, the Company has no Units outstanding. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Units offered;

•	the price or prices, if any, at which the Units will be issued;

•	the manner of determining the offering price(s);

•	the currency at which the Units will be offered;

•	the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	if a Share Purchase Unit, the Debt Securities and/or debt obligations of third parties securing the Share Purchase Contract;

•	any minimum or maximum subscription amount;

•

whether the Units and Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Units or the Securities comprising the Units;

•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

•

any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

PLAN OF DISTRIBUTION

We may sell the Securities offered by this Prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

We may also sell the Securities offered by this Prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise. Unless provided otherwise in any applicable Prospectus Supplement, the Company intends to cap the use of any “at the market offering” to $250 million gross proceeds.

The accompanying Prospectus Supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the names or names of any underwriters, dealers or agents;

•	the purchase price of the Securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional Securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the Securities offered in the Prospectus Supplement may be listed.

Only those underwriters identified in such Prospectus Supplement are deemed to be underwriters in connection with the Securities offered in the Prospectus Supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable Prospectus Supplement specifies. The Securities may be sold through a rights offering, forward contracts or similar arrangements.

In connection with the sale of the Securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the Securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable Prospectus Supplement information regarding any underwriting discounts or other compensation paid to underwriters or agents in connection with the Securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the Securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any Common Shares sold pursuant to a Prospectus Supplement will be listed on Nasdaq, subject to official notice of issuance. We may elect to list any series of Preferred Shares on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered Securities.

In connection with an offering, the underwriters may purchase and sell Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the Securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more Securities than are set forth on the cover page of the applicable Prospectus Supplement, the underwriters may reduce that short position by purchasing the Securities in the open market.

Underwriters, dealers or agents that participate in the offer of Securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR NON-RESIDENTS OF CANADA

The following portion of this summary is generally applicable to a holder who acquires, as beneficial owner, our Common Shares, and who, for purposes of the Income Tax Act (Canada) and the regulations promulgated thereunder (the “Tax Act”) and at all relevant times, is neither resident nor deemed to be resident in Canada and does not use or hold, and will not be deemed to use or hold, Common Shares in a business carried on in Canada (each, a “Non-Resident Holder”). The term “American Holder,” for the purposes of this summary, means a Non-Resident Holder who, for purposes of the Canada-U.S. Tax Convention, is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Canada-U.S. Tax Convention eligible for the full benefits of the Canada-U.S. Tax Convention. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Canada-U.S. Tax Convention. American Holders are urged to consult their own tax advisors to determine their entitlement to benefits under the Canada-U.S. Tax Convention and related compliance requirements based on their particular circumstances.

Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere or an authorized foreign bank (as defined in the Tax Act). Such Non-Resident Holders should consult their own advisors.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and management’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative policies or practices, whether by legislative, governmental, or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

Non-Resident Holders should consult their own tax advisors with respect to an investment in our Common Shares. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of our Common Shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of our Common Shares should consult their own tax advisors with respect to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding, or disposition of our Common Shares, including dividends, adjusted cost base and proceeds of disposition, must be converted into Canadian Dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Non-Resident Holder may be affected by fluctuations in the value of the Canadian Dollar relative to other currencies.

Taxation of Dividends

Subject to an applicable tax treaty or convention, dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on the Common Shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend. Such rate is generally reduced under the Canada-U.S. Tax Convention to 15% if the beneficial owner of such dividend is an American Holder. The rate of withholding tax is generally further reduced to 5% if the beneficial owner of such dividend is an American Holder that is a company that owns at least 10% of the voting shares of the Company. Non-Resident Holders should consult their own tax advisors to determine their entitlement to benefits under any applicable tax treaty or convention based on their particular circumstances.

Disposition of Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of Common Shares, unless the Common Shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition and are not “treaty-protected property” (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition.

Generally, provided the Common Shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSX-V and Nasdaq) at the time of disposition, the Common Shares will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (a) the Non-Resident Holder, persons with which the Non-Resident Holder does not deal at arm’s length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Non-Resident Holder and/or persons which do not deal at arm’s length with the Non-Resident Holder, or any combination of the foregoing, owned 25% or more of the issued shares of any class or series of shares of the capital stock of the Company, and (b) more than 50% of the fair market value of the Common Shares was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties,” “timber resource properties” (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists). Notwithstanding the foregoing, Common Shares may also be deemed to be “taxable Canadian property” of a Non-Resident Holder in other circumstances under the Tax Act.

The Common Shares of an American Holder will generally constitute “treaty-protected property” for purposes of the Tax Act unless the value of the Common Shares is derived principally from real property situated in Canada. For this purpose, “real property” has the meaning that term has under the laws of Canada and includes any option or similar right in respect thereof and in any case, includes usufruct of real property, rights to explore for or to exploit mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources.

If Common Shares are taxable Canadian property of a Non-Resident Holder and are not treaty-protected property of the Non-Resident Holder at the time of their disposition, the Non-Resident Holder may owe Canadian income tax on any taxable capital gains realized and should consult their own tax advisor with respect to the procedures that must be followed when disposing of taxable Canadian property.

Non-Resident Holders whose Common Shares may constitute taxable Canadian property should consult their own advisors.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the ownership and disposition of Common Shares. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such holder (as discussed below), including specific tax consequences to a holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any holder. This summary is limited to U.S. federal income tax considerations, and does not address the U.S. federal alternative minimum, net investment income, U.S. federal estate and gift, U.S. state and local, or non-U.S. tax consequences of the ownership and disposition of such Common Shares. Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences of the ownership and disposition of Common Shares.

No opinion from U.S. legal counsel or ruling from the U.S. Internal Revenue Service (“IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the ownership and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

This summary does not address the U.S. federal income tax consequences to any particular person of the ownership and disposition of Common Shares. Each holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences of the ownership and disposition of Common Shares.

Scope of This Disclosure

Authorities

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), proposed, final and temporary U.S. Treasury Regulations, published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a prospective or retroactive basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

Also, for purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of Common Shares who is neither a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax considerations applicable to Non-U.S. Holders relating to the acquisition, ownership and disposition of Common Shares. Accordingly, Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any tax treaties) relating to the acquisition, ownership, and disposition of Common Shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax consequences of the ownership and disposition of Common Shares that are subject to special provisions under the Code, including holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) own, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding Common Shares; (i) are required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to Common Shares as a result of such item being taken into account in an applicable financial statement; (j) acquired Common Shares by gift or inheritance; (k) are certain former citizens or long-term residents of the United States; (l) are pension plans; (m) are integral parts or controlled entities of foreign sovereigns; or (n) are passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax. Holders that are subject to special provisions under the Code, including those holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (including any other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such partnership and the partners (or owners) of such partnership of participating in the ownership and disposition of Common Shares generally will depend on the activities of the partnership and the status of such partners (or owners). This summary does not address the tax consequences to any such partnership or partner (or owner). Partners (or owners) of entities and arrangements that are classified as partnerships for U.S. federal, U.S. state and local, and non-tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of Common Shares.

U.S. Tax Considerations Relevant to the Ownership and Disposition of Common Shares

Distributions

We do not currently anticipate paying distributions on our Common Shares. Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to Common Shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as a gain from the sale or exchange of such Common Shares (see “Sale, Exchange or Other Taxable Disposition of Common Shares” below). However, the Company does not intend to maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income. Subject to applicable limitations, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC (as discussed below) in the tax year of distribution or in the preceding tax year. Dividends received on Common Shares by corporate U.S. Holders will not be eligible for the “dividends received deduction.” The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) its tax basis in such Common Shares sold or otherwise disposed of. Such gain generally will be treated as “U.S. source” for purposes of applying the U.S. foreign tax credit rules unless the gain is subject to tax in Canada and is re-sourced as “foreign source” under the Canada - US Tax Treaty and such U.S. Holder elects to treat such gain or loss as “foreign source” (see a more detailed discussion at “Foreign Tax Credit” below). Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company (PFIC) Rules

If the Company is considered a PFIC within the meaning of Section 1297 of the Code at any time during a U.S. Holder’s holding period, then certain different and potentially adverse tax consequences would apply to such U.S. Holder’s acquisition, ownership and disposition of Common Shares.

PFIC Status of the Company

The Company generally will be a PFIC if, for a given tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income or (b) 50% or more of the assets held by the Company either produce passive income or are held for the production of passive income, based on the fair market value of such assets. “Gross income” generally includes all revenues less the cost of goods sold plus income from investments and from incidental or outside operations or sources, and “passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of shares and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in a trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, “passive income” does not include any interest, dividends, rents or royalties that are received or accrued by the Company from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on (a) a distribution on the shares of a Subsidiary PFIC and (b) a disposition of shares of a Subsidiary PFIC, both as if the U.S. Holder directly held the shares of such Subsidiary PFIC.

Based on an analysis of the Company’s activities and income and assets, the Company believes that it was a PFIC for its taxable year ended December 31, 2025, and may continue to be classified as a PFIC for the current taxable year and the foreseeable future. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. The determination of whether the Company (or a subsidiary of the Company) was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether the Company (or subsidiary) will be a PFIC for any tax year depends on the assets and income of the Company (and each such subsidiary) over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or subsidiary) concerning its PFIC status or that the Company (and any subsidiary) was not, or will not be, a PFIC for any tax year. U.S. Holders should consult their own tax advisors regarding the PFIC status of the Company and any subsidiary of the Company.

Default PFIC Rules under Section 1291 of the Code

If the Company is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership and disposition of Common Shares will depend on whether such U.S. Holder makes a qualified electing fund election (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to its Common Shares. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder”.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of the Common Shares and (b) any excess distribution paid on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

If the Company is a PFIC, under Section 1291 of the Code any gain recognized on the sale or other taxable disposition of Common Shares (including an indirect disposition of shares of a Subsidiary PFIC), and any excess distribution paid on the Common Shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day of a Non-Electing U.S. Holder’s holding period for the Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or excess distribution and to years before the Company became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Common Shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent years. If the Company ceases to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to the Common Shares by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold on the last day of the last tax year for which the Company was a PFIC.

QEF Election

In the event the Company is a PFIC and a U.S. Holder makes a QEF Election for the first tax year in which its holding period of its Common Shares begins, such U.S. Holder generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Common Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital gain, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, a U.S. Holder that makes a QEF Election may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” if it is made for the first year in the U.S. Holder’s holding period for the Common Shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in a subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during a subsequent tax year in which the Company qualifies as a PFIC.

The Company intends to make available to U.S. Holders, upon their written request, all information and documentation that a U.S. Holder making a QEF Election with respect to the Company is required to obtain for U.S. federal income tax purposes. Such information may be included on the Company’s website. However, U.S. Holders should be aware that the Company can provide no assurances that it will provide any such information relating to any Subsidiary PFIC. Because the Company may own shares in one or more Subsidiary PFICs and may acquire shares in one or more Subsidiary PFICs in the future, U.S. Holders will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the U.S. Holders do not obtain the required information to file a QEF Election. U.S. Holders should consult their own tax advisor regarding the availability of, and procedure for making, a QEF Election with respect to the Company and any Subsidiary PFIC.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the Common Shares are “marketable stock” as defined in Section 1296(e). The Common Shares generally will be “marketable stock” if they are regularly traded on (a) a national securities exchange that is registered with the SEC; (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934; or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced; and (ii) the rules of such foreign exchange ensure active trading of listed shares. If such shares are traded on such a qualified exchange or other market, such shares generally will be “regularly traded” for any calendar year during which shares are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor regarding whether the Common Shares constitute marketable stock.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for Common Shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common

Shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Common Shares over (ii) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

U.S. Holders that make a Mark-to-Market Election generally also will adjust their tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. U.S. Holders should consult their own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to Common Shares, no such election may be made with respect to the shares of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not “marketable stock”. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge described above with respect to deemed dispositions of Subsidiary PFIC shares or distributions from a Subsidiary PFIC.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations) in the event the Company is a PFIC during such U.S. Holder’s holding period for the relevant shares. However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Common Shares are transferred.

Certain additional adverse rules will apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares.

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

In addition, a U.S. Holder who acquires Common Shares from a decedent will not receive a “step up” in tax basis of such Common Shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC.

The PFIC rules are complex, and U.S. Holders should consult their own tax advisors regarding the PFIC rules and how they may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares in the event the Company is a PFIC at any time during such holding period for such Common Shares.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid in foreign currency to a U.S. Holder in connection with the ownership of Common Shares, or on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the Common Shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. A U.S. Holder that receives foreign currency and converts such foreign currency into U.S. dollars at a conversion rate other than the rate in effect on the date of receipt may have a foreign currency exchange gain or loss, which generally would be treated as U.S. source ordinary income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. U.S. Holders should consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Common Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Canada - US Tax Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Information Reporting, Backup Withholding Tax

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any shares or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of Common Shares will generally be subject to information reporting and backup withholding tax if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Certain U.S. federal income tax considerations arising from the ownership and disposition of Debt Securities, Warrants, Subscription Receipts, Share Purchase Contracts and Units offered by this Prospectus will be provided in the applicable Prospectus Supplement.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon on our behalf by Morton Law LLP, with respect to matters of Canadian law, and by Paul Hastings LLP with respect to United States legal matters, on behalf of the Company.

Counsel named in the applicable Prospectus Supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of enCore Energy Corp. as of December 31, 2025 and 2024, and for each of the years in the two year period ended December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The following are the qualified persons involved in preparing the S-K 1300 technical reports or who certified a statement, report or valuation from which certain scientific and technical information relating to enCore’s material mineral projects contained in this Prospectus has been derived, and in some instances extracted from:

•

Ray Moores, P.E. and Christopher McDowell, P.G. in regard to the Technical Report on the Gas Hills Uranium Project, Fremont and Natrona Counties, Wyoming, USA, dated February 4, 2025 with an effective date of December 31, 2024;

•	SOLA Project Services, LLC in regard to the S-K 1300 Technical Report Summary for the Dewey Burdock Project, South Dakota, USA, dated January 6, 2025 with an effective date of October 8, 2024;

•

Ray Moores, P.E. and Christopher McDowell, P.G. in regard to Technical Report on the South Texas Integrated Uranium Projects, Texas, USA, dated February 13, 2025 with an effective date of December 31, 2024

•

SOLA Project Services, LLC in regard to the S-K 1300 Technical Report Summary for the Alta Mesa Uranium Project, Brooks County, Texas, USA, dated February 19, 2025 with an effective date of December 31, 2024

•

SOLA Project Services, LLC in regard to the S-K 1300 Initial Assessment Technical Report Summary for the Mesteña Grande Project, Brooks and Jim Hogg Counties, Texas, USA, dated February 19, 2025 with an effective date of December 31, 2024.

The named experts held, directly or indirectly, less than one percent of the issued and outstanding Common Shares of enCore, at the time of the preparation of the above-noted technical reports. The authors have reviewed and approved the technical and scientific information included in this Prospectus, which has been summarized from the technical reports.

To the knowledge of the Company based on the information provided by the experts, no person or company whose profession or business gives authority to a statement made by the person or company and who is named as having prepared or certified a part of this Prospectus or as having prepared or certified a report or valuation described or included in this Prospectus holds any beneficial interest, direct or indirect, in any Securities or property of the Company or an associate or affiliate of the foregoing.

WHERE YOU CAN FIND MORE INFORMATION

enCore’s internet address is www.encoreuranium.com. Through this website, our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be accessible (free of charge) as soon as reasonably practicable after materials are electronically filed with or furnished to the SEC. The information provided on our website is not part of the registration statement of which this Prospectus is a part and you should not consider it a part of this Prospectus or any accompanying Prospectus Supplement.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The Company also files reports, circulars, annual information statements, and other information regarding the Company with the securities regulatory authorities of Canada via SEDAR+ at www.sedarplus.com.

This Prospectus is part of a registration statement on Form S-3 that we have filed under the Securities Act with the SEC. This Prospectus, which constitutes a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our Securities, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this Prospectus as to the contents of any document are not necessarily complete. If a document has been filed as an exhibit to the registration statement, we refer you to the copies of the document that has been filed. Each statement in this Prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Prospectus.

The following documents and reports filed by our company with the SEC (other than portions that are deemed to have been furnished and not filed in accordance with SEC rules) are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026;

•	our Current Reports on Form 8-K, filed with the SEC on March 2, 2026, and April 20, 2026 and June 16, 2026;

•

the description of our Common Shares and Warrants contained in our Registration Statement on Form F-10/A, filed with the SEC on June 20, 2023, including any subsequent amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) after the date of the initial registration statement and prior to effectiveness of the registration statement, and on or after the date of this Prospectus but prior to the completion of the offerings of all securities under this Prospectus and any Prospectus Supplement. The information contained in any such document will be considered part of this Prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any accompanying Prospectus Supplement to the extent that a statement contained herein or in any subsequently filed document that also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the documents incorporated by reference in the Prospectus (including any exhibits that are specifically incorporated by reference in those documents) at no cost upon written or oral request. Any such request can be made to us by writing or calling us at the following address and telephone number:

enCore Energy Corp.

One Galleria Tower 13355 Noel Rd, Suite 1700

Dallas, Texas 75240

Telephone: (361) 239-2025

$250,000,000

enCore Energy Corp.

Common Shares

PROSPECTUS SUPPLEMENT

Cantor

RBC Capital Markets

B. Riley Securities

Jett Capital Advisors, LLC

August 13, 2026